EXHIBIT NO. 10b(12)
     [Excerpts from Minutes of Meeting of Board of Directors - July 9, 1997]

                            AMENDMENT TO SUPPLEMENTAL
                       SENIOR EXECUTIVE RETIREMENT PLAN OF
                         CAROLINA POWER & LIGHT COMPANY

         Mr. Smith referred to the Supplemental Senior Executive Retirement Plan of Carolina Power & Light Company (Plan) and stated that, under ARTICLE VIII AMENDMENT AND TERMINATION, the Company has the right to amend the Plan. He stated that the Plan does not permit the Company to grant additional years of Service, and that it was important to be able to grant additional years of Service under the Plan as a means of attracting and hiring employees at the senior management level.
         Mr. Smith also stated that benefits payable to Participants who retire between ages 60 and 65 will receive payments that are actuarially reduced. This method of reducing payments is excessive, and is not consistent with CP&L's Supplemental Retirement Plan. Mr. Smith recommended that a fixed discount rate of 2.5% per be applied for every year before the Participant's Normal Retirement Date, instead of the current actuarial reduction.
         An Amendment One to the Plan was presented to the Board. Amendment One was marked as Exhibit D to the minutes of the Board of Directors meeting and filed with and made a part of the minutes of the meeting. Amendment One will allow the company to grant additional years of Service to new employees that are eligible to participate in the Plan, provided that those additional years of Service are granted under the terms of a written employment agreement entered into at the time of their employment with the Company. Amendment One will also replace the current actuarial reduction in early retirement benefits with a fixed discount rate of 2.5% per year. Whereupon, after discussion and upon motion duly made and seconded, it was unanimously:

          RESOLVED, that Amendment One to the Plan substantially in the form of Exhibit D to the minutes of this meeting, with such changes, if any, as the officers of the Company may deem advisable, be, and the same hereby is, ratified; and further

          RESOLVED, that the officers of the Company be, and hereby are, fully authorized and empowered to do any and all things and to take any and all actions in their judgment necessary or desirable in order to fully carry out, perform and make effective the matters and things covered by the foregoing resolution and the purposes and intent thereof.

                                                            EXHIBIT D TO
                                                            BOARD OF DIRECTORS
                                                            MEETING MINUTES

                                 AMENDMENT ONE
                                       TO
                 SUPPLEMENTAL SENIOR EXECUTIVE RETIREMENT PLAN
                                       OF
                         CAROLINA POWER & LIGHT COMPANY

         Pursuant to ARTICLE VIII AMENDMENT AND TERMINATION of the Supplemental Senior Executive Retirement Plan of Carolina Power & Light Company, as amended and restated September 21, 1994, (the "Plan"), the Board of Directors hereby amends the Plan. The following changes to the Plan shall become effective on July 1, 1997.

1. Section 2.16 of ARTICLE II DEFINITIONS is hereby deleted and replaced with the following:

         "2.16. Service shall have the same meaning as "Eligibility Service," determined as provided in Sections 2.02 and 3.01 of the Retirement Plan, plus any additional years of service that may be granted to the Participant in connection with this Plan under the terms of a written employment agreement entered into at the time the Participant becomes employed with the Company."

2. Section 4.02 (b) of ARTICLE IV RETIREMENT BENEFITS is hereby deleted and replaced with the following:

         "(b) Amount. The eligible Participant's early retirement benefit shall be a monthly amount equal to his Target Early Retirement Benefit reduced by the sum of (1) his Assumed Early Retirement Pension Benefit and (2) his Social Security Benefit; provided, however, such benefit will be reduced, where applicable, by the following:

                  (i) the amount of 2.5% of his early retirement benefit for each year that such benefit is received prior to his Normal Retirement Date; and

                  (ii) If such eligible Participant's projected years of Service at his Normal Retirement Date are less than fifteen (15), his Target Early Retirement Benefit and his Assumed Early Retirement Pension Benefit shall be calculated based upon his years of Service at his Early Retirement Date rather than upon his projected years of Service at his Normal Retirement Date.

         Except as amended herein, the Supplemental Senior Executive Retirement Plan of Carolina Power & Light Company shall continue in full force and effect.